Corporate Capital Trust, Inc. SC TO-I

Exhibit (a)(1)(F)

NOTICE OF WITHDRAWAL OF TENDER FOR INDIVIDUAL INVESTORS

(but not for Brokers, Dealers, Banks, Trust Companies and other Nominees and DTC Participants)

Regarding Shares of Common Stock of

Corporate Capital Trust, Inc.

Tendered Pursuant to the Offer to Purchase

Dated November 14, 2017

The Offer and Withdrawal Rights will expire and this Notice of Withdrawal must be received, either by overnight courier, hand delivery or mail, by 5:00 p.m. New York City time, on December 12, 2017, unless the offer is extended or withdrawn.

Pursuant to the Offer to Purchase, dated November 14, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), Corporate Capital Trust, Inc., an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), offered to purchase for cash up to $185,000,000 in value of its shares of common stock, par value $0.001 per share (the “Shares”), at a price per Share equal to $20.01, which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of your Shares) and you have previously properly tendered your Shares by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have tendered Shares through The Depositary Trust Company’s Automated Tender Offer Program transfer procedures described Section 3 of the Offer to Purchase.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, HAND DELIVERY OR OVERNIGHT COURIER, TO THE FOLLOWING ADDRESS:

Broadridge, Inc.

If using UPS, FedEx or Courier: (until 5:00 P.M. New York City time on Tuesday, December 12, 2017):	If using a USPS Service:

Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, for account number _______________.

Total number of whole Shares to be withdrawn: ________________. Unless otherwise indicated, it will be assumed that all Shares are to be withdrawn.

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal.
All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
SIGNATURE(S) TO NOTICE OF WITHDRAWAL Authorized Signature __________________________________Date (mm/dd/yyyy)
Name (please print) ___________________________________________________
Social Security or Tax ID Number _________________________________________

Authorized Co-Signature (if applicable) Date (mm/dd/yyyy)
Name (please print) ___________________________________________________
Social Security or Tax ID Number _________________________________________